UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 3, 2016

California Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Oakdale Avenue, Suite 900 Los Angeles, California	91311
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR-240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR-240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

From May 3 through May 6, 2016, California Resources Corporation (the “Company”) entered into privately negotiated exchange agreements with certain holders of its 6% Senior Notes due 2024 and its 5 1/2 % Senior Notes due 2021 in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended. The Company agreed to exchange a total of 20,855,361 shares of its common stock, par value $0.01 per share, for notes in the aggregate principal amount of $80,000,000. No commission or other remuneration was paid or given for soliciting the exchange.

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its annual meeting of stockholders on May 4, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Amended and Restated California Resources Corporation Long-Term Incentive Plan (the “Amended LTIP”). Awards may be made to eligible individuals under the Amended LTIP at the discretion of the Compensation Committee (or a subcommittee thereof) and the Board of Directors. The following is a brief description of the terms and conditions of the Amended LTIP.

Administration. Our Amended LTIP is administered by a subcommittee of the Compensation Committee of the Board of Directors (the “Committee”), which is and will be composed of at least two of our independent directors. Subject to the provisions of the Amended LTIP, the Committee has the authority to select the participants who will receive the awards, to determine the type and terms of the awards, and to interpret and administer the Amended LTIP. The Committee may delegate to our CEO the authority to grant awards to any eligible person who is not then subject to Section 16 of the Securities Exchange Act of 1934, as amended, to the extent not inconsistent with applicable laws or regulations.

Shares Available for Grant. The Amended LTIP increases the number of shares of common stock authorized for awards under the plan by 22,000,000 shares, bringing the aggregate maximum number of shares of common stock authorized for grant to 47,000,000 (subject to adjustment as provided in the Amended LTIP, including with respect to the reverse stock split described in paragraph 6 of Item 5.07 below (the “Reverse Stock Split”)). Under the Amended LTIP, no more than 47,000,000 shares of common stock (subject to adjustment as provided in the Amended LTIP, including with respect to the Reverse Stock Split) may be issued pursuant to incentive stock options. Shares of common stock covered by an award that expires or is forfeited, cancelled, or for any reason is terminated or fails to vest will be available for subsequent awards under the Amended LTIP. Shares of common stock covered by a stock option or stock appreciation right that expires or terminates prior to exercise and shares of restricted stock returned to us upon forfeiture will be available for subsequent awards. Shares of common stock tendered or withheld to satisfy an exercise price or tax withholding obligation for an award and shares of common stock we repurchase using stock option proceeds will not again be available for issuance under the Amended LTIP. Shares of common stock subject to stock options or stock appreciation rights that are exercised will not again be available for issuance under the plan.

Award Limits. The Amended LTIP adds a limit on the awards that can be made under the plan to each non-employee director. Under the Amended LTIP, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the plan to any individual non-employee director during any single calendar year cannot exceed $750,000, determined without regard to grants of awards made under the plan to a non-employee director during any period in which such individual was an employee or contractor. Subject to the limitation of awards to non-employee directors described in the preceding sentence, the Amended LTIP also includes the following limits:

•
subject to adjustment as provided in the Amended LTIP (including with respect to the Reverse Stock Split), no individual may be granted stock options or stock appreciation rights during any calendar year with respect to more than 10,000,000 shares of common stock;

•
no individual may be granted other awards denominated in shares (other than stock options or stock appreciation rights) during any calendar year with respect to more than 10,000,000 shares of common stock (subject to adjustment as provided in the Amended LTIP, including with respect to the Reverse Stock Split); and

•
the maximum amount of compensation that may be paid under all performance-based awards that are not denominated in shares (including the fair market value of any shares of common stock paid in satisfaction of such performance-based awards) granted to any one individual during any calendar year may not exceed $20,000,000.

Types of Awards. Consistent with the terms of the plan prior to amendment and restatement, the following awards may be granted under the Amended LTIP: stock options, stock appreciation rights, restricted stock awards, stock bonuses, dividend rights or equivalents, performance-based awards, and any other awards that are valued, denominated, paid or otherwise based on or related to common stock. Cash awards may also be granted as separate awards, or as supplements to any other awards.

Vesting of Grants and Awards Following Change in Control. The change in control vesting provision was changed in the Amended LTIP effective with respect to awards granted on or after May 4, 2016. Generally, in the event of a change in control while the holder of the award is employed by or otherwise providing services to the Company or an affiliate followed by a termination of employment or services as a result of the change in control, unless otherwise provided in an award agreement or overridden by the Committee, each such award will become immediately vested and fully exercisable upon such termination and any restrictions applicable to the award will lapse on that date.

The terms and conditions of the Amended LTIP are described in the section entitled “Proposal 4: Approval of the Amended and Restated California Resources Corporation Long-Term Incentive Plan” of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2016 (the “Proxy Statement”). The Company’s directors and executive officers are eligible to participate in the Amended LTIP. The foregoing description of the Amended LTIP is qualified in its entirety by reference to the full text of the Amended LTIP, which is filed as Annex B to the Proxy Statement and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	The Company’s Annual Meeting was held on May 4, 2016.
(b)
The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the final number of votes cast for, against or withheld, abstain and broker non-votes for each matter are set forth below:

1.	The three nominees to be Class II directors proposed by the Board of Directors were elected by the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Ronald L. Havner, Jr.	119,956,002	106,746,670	684,374	112,818,846
Harold M. Korell	221,110,482	5,630,567	645,997	112,818,846
Robert V. Sinnott	222,469,312	4,343,037	574,697	112,818,846

2.
The ratification of the selection of KPMG as our independent registered public accounting firm for fiscal 2016 was approved. The proposal received 336,339,440 votes for; 2,864,865 votes against; and 1,001,587 abstentions.

3.
The advisory vote to approve named executive officer compensation was approved. The proposal received 216,523,811 votes for; 9,897,394 votes against; 965,841 abstentions; and 112,818,846 broker non-votes.

4.
The Amended and Restated California Resources Corporation Long-Term Incentive Plan was approved. The proposal received 218,155,580 votes for; 8,399,417 votes against; 832,049 abstentions; and 112,818,846 broker non-votes.

5.
The First Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan was approved. The proposal received 222,078,894 votes for; 2,915,625 votes against; 2,392,527 abstentions; and 112,818,846 broker non-votes.

6.
The amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split and reduce by a corresponding proportion the number of authorized shares of common stock and preferred stock was approved. The proposal received 319,196,612 votes for; 18,853,458 votes against and 2,155,822 abstentions. The Board of Directors authorized a one-for-ten reverse stock split to occur on May 31, 2016 with trading on a post-split basis to commence the following day.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President - Finance

DATED: May 9, 2016